Exhibit 10.1


Univest Capital Limited
________________________________________________________________________________
Meierhofstrasse 2 FL-9490 Vaduz


December 3, 2005

Mr. Walter Witoshkin
QuantRx Biomedical Corporation
321 Norristown Road, Suite 230
Ambler, PA 19002


Dear Mr. Witoshkin

The purpose of this letter agreement (the "Agreement") is to set forth the terms and conditions pursuant to which Uninvest Capital Ltd. shall introduce QuantRx Biomedical Corporation (the "Company") to one or more investors in connection with the proposed offering (the "Offering") of securities of the Company. The terms of such Offering and the Securities shall be mutually agreed upon by the Company and the investors. Uninvest Capital Ltd. engagement under this Agreement shall be non-exclusive.

In consideration of the services rendered by Uninvest Capital Ltd. under this Agreement, the Company agrees to pay Uninvest Capital Ltd. the following fees and other compensation: A cash fee payable upon the closing of the Offering equal to 8% of the aggregate capital raised by Uninvest Capital Ltd. and warrants to purchase 8% of the shares to be issued on an as converted basis of this Offering to the investors introduced by Uninvest Capital Ltd

This agreement shall be governed by the laws of the State of Pennsylvania, without regard to conflicts of law principle. Any dispute arising out of this agreement shall be adjudicated in the courts of the State of Pennsylvania or in the federal courts sitting in the Eastern District.

This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this agreement. If the foregoing correctly states our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

Thank you.

Univest Capital Limited


By: /s/Emst Pernet
    -----------------------------------
    Emst Pernet
    Manager


Agreed to and accepted as of the date first written above:

QuantRx Biomedical Corporation


By: /s/Walter Witoshkin
    -----------------------------------
    Walter Witoshkin
    President & CEO